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                                                            Exhibit (j)(1)(viii)
                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 76 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated August 23, 2002, relating to the financial statements and financial highlights appearing in the June 30, 2002, Annual Reports to Shareholders of the CCM Capital Appreciation Fund, CCM Mid-Cap Fund, NFJ Equity Income Fund, NFJ Small-Cap Value Fund, PEA Growth & Income Fund, PEA Growth Fund, PEA Renaissance Fund, PEA Value Fund, RCM Large-Cap Growth Fund and RCM Mid-Cap Fund (each a Fund of PIMCO Funds: Multi-Manager Series) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

Kansas City, Missouri
December 30, 2002